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                                                                 EXHIBIT 10.33.1


                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Lease") is entered into effective as of the 22nd day of September, 1999, by and between 99 AF PETALUMA, L.L.C., a Delaware limited liability company, having its principal office at 15601 Dallas Parkway, Suite 525, Dallas, Texas 75001 ("Landlord"), and ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation, having its principal office at #1 Willow Brook Court, Petaluma, California 94954 ("Tenant").

     FOR AND IN CONSIDERATION OF the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

     1.   Certain Definitions.

          "Additional Rent" shall mean all amounts, costs, expenses, liabilities and obligations which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

          "Adjoining Property" shall mean all streets and public roadways, sidewalks, curbs, gores and vault spaces adjoining any of the Leased Premises.

          "Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

          "Basic Rent" shall mean Basic Rent as defined in Paragraph 4.

          "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 4.

          "Commencement Date" shall mean the Commencement Date as defined in Paragraph 3.

          "Deed of Trust" shall mean a first priority deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to Lender.

          "Default Rate" shall mean an annual rate of interest equal to (i) the highest rate of interest which may be lawfully charged on amounts past due with respect to the Loan or (ii), if no Loan is then in effect, fifteen percent (15%); provided, that in no event shall the Default Rate exceed the highest lawful rate of interest which may be charged on past due Basic Rent under this Lease.

          "Equipment" shall mean the Equipment as defined in Paragraph 2.

          "Event of Default" shall mean an Event of Default as defined in Paragraph 20(a).

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          "Impositions" shall mean the Impositions as defined in Paragraph 8.

          "Improvements" shall mean the Improvements as defined in Paragraph 2.

          "Initial Term" shall mean the Initial Term as defined in Paragraph 3.

          "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord.

          "Land" shall mean the Land as defined in Paragraph 2.

          "Law" shall mean any constitution, statute, code, ordinance, regulation, judicial or administrative decision or other rule of law.

          "Leased Premises" shall mean the Leased Premises as defined in Paragraph 2.

          "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

          "Lender" shall mean any entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Deed of Trust and evidenced by a Note or Notes or which is the holder of the Deed of Trust and Note or Notes as a result of an assignment or purchase thereof. As of the date hereof, Tenant acknowledges that Lender is: Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830.

          "Loan" shall mean a loan made by a Lender to Landlord secured by a Deed of Trust and evidenced by a Note or Notes.

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          "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (iv), (v) or (vi) of Paragraph 15(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

          "Note" or "Notes" shall mean a Promissory Note or Notes executed by Landlord and payable to Lender, which Note or Notes will be secured by a Deed of Trust and an assignment of leases and rents.

          "Permitted Encumbrances" shall mean Impositions, Legal Requirements, any matters consented to by Tenant, those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of title that affect the Leased Premises as of the date of this Lease or due to the acts or omissions of Landlord after the date hereof.

          "Replaced Equipment" or "Replacement Equipment" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 12(d).

          "Restoration" shall mean the restoration of the Leased Premises after any damage by fire or other casualty, as nearly as possible to their value, condition and character prior to such damage and in accordance with the repair and maintenance standards and obligations of this Lease.

          "Security Deposit Letter of Credit" shall mean the Security Deposit Letter of Credit as defined in Paragraph 4.

          "State" shall mean the State of California.

          "Tenant Improvement Letter of Credit" shall mean the Tenant Improvement Letter of Credit as defined in the Leasehold Improvements Agreement attached hereto as Exhibit D.

          "Term" shall mean the Term as defined in Paragraph 3.

          "Trade Fixtures" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises, including, without limitation, signage of Tenant.

     2. Demise of Premises. Landlord hereby leases, demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the Term and upon the provisions hereinafter specified the following described property (collectively, the "Leased Premises"): (i) the lot or parcel of land described in Exhibit A-1 attached hereto and made a part hereof (the "Land"); (ii) the right to use all easements and parking described in Exhibit A-2 attached hereto and made a part hereof attributable to Parcel 1 [as identified in the Willow Brook North CC&R's (hereinafter defined)]; (iii) the approximately 140,448 square foot building and related improvements and any other buildings, structures and other improvements now existing or hereafter constructed or reconstructed on the

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Land (collectively, the "Improvements"); and (iv) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment"), excepting therefrom the Trade Fixtures.

     3.   Term.

          (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an Initial Term (herein so called) of fifteen (15) years commencing on September 22, 1999 (the "Commencement Date"), and ending on September 22, 2014 (the "Expiration Date"), unless earlier terminated as provided herein. As used herein, the "Term" of this Lease shall mean the Initial Term and any Renewal Term (as hereinafter defined) which becomes effective hereunder.

          (b) Provided this Lease shall not have been terminated pursuant to the provisions hereof and no Event of Default has occurred hereunder, Tenant shall have the right to renew and extend the term of this Lease for up to four (4) consecutive renewal terms (each, a "Renewal Term") of five
     (5) years each upon and subject to the terms and conditions set forth in Exhibit B attached hereto and made a part hereof.

     4.   Rent; Security Deposit Letter of Credit.

          (a) Tenant shall pay to Landlord as minimum annual rent for the Leased Premises during the Initial Term, the annual amounts set forth on Exhibit C attached hereto and made a part hereof (the "Basic Rent"), commencing on the Commencement Date. Basic Rent shall be due and payable monthly in advance in the monthly amounts set forth on Exhibit C on or before the first (1st) day of each calendar month during the Initial Term (the said days being called the "Basic Rent Payment Dates"), and Tenant shall pay the same at Landlord's address set forth in the first paragraph of this Lease, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. If the Commencement Date commences or the Term ends on other than the first or last day of a calendar month, the Basic Rent for the partial month shall be prorated on the basis of number of days during the month for which the Term was in effect.

          (b) If any installment of Basic Rent is not tendered within five (5) days after written notice is given by Landlord to Tenant that the same is due, Tenant shall pay to Landlord on demand, as Additional Rent, a late charge equal to five percent (5%) on such overdue installment of Basic Rent.

          (c) Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this

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     Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.

          (d) Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

          (e) Concurrently with its execution of this Lease, Tenant shall deposit with Landlord (or Lender) an irrevocable, unconditional, transferable letter of credit (the "Security Deposit Letter of Credit") in an amount equal to One Million and No/100 Dollars ($1,000,000.00) and in form and substance satisfactory to Landlord from a financial institution acceptable to Landlord to be issued to and naming Landlord (or Lender) as the beneficiary. The Security Deposit Letter of Credit shall be for a term of not less than one year and shall not expire prior to the first anniversary of the Commencement Date. The Security Deposit Letter of Credit shall be held by Landlord (or Lender) as security for the performance by Tenant of its obligations under this Lease. The Security Deposit Letter of Credit is not an advance payment of Basic Rent or the full measure of liquidated damages for a default by Tenant under this Lease. If an Event of Default (as hereinafter defined) shall occur under this Lease, Landlord (or Lender) shall have the right to immediately present the Security Deposit Letter of Credit for payment. In the event Landlord (or Lender) presents the Security Deposit Letter of Credit for payment, Landlord (or Lender) shall be entitled to apply such proceeds, or any part thereof, to compensate Landlord (or Lender) for any and all losses, costs, damages or expenses sustained due to such default and Landlord (or Lender) shall be entitled to continue to apply such proceeds over the Term of this Lease to such amounts until the original Expiration Date, at which time if any proceeds remain and all of such losses, costs, damages and expenses have been fully liquidated, the balance of such proceeds shall be returned to Tenant. On or prior to thirty (30) days before the expiration date of the Security Deposit Letter of Credit and on or before thirty (30) days prior to the expiration date of any subsequent letters of credit issued in extension or replacement thereof, Tenant shall cause the Security Deposit Letter of Credit to be extended for no less than an additional twelve (12) months after the expiration date of the Security Deposit Letter of Credit in question. In the event Tenant fails or refuses to deliver to Landlord (or Lender) an amendment to the then existing Security Deposit Letter of Credit or a new Security Deposit Letter of Credit satisfying the requirements set forth herein reflecting the extended twelve (12) month expiration date on or before thirty (30) days prior to the expiration of the Security Deposit Letter of Credit in question, an Event of Default shall be deemed to have occurred hereunder and Landlord (or Lender) shall have the right to present the Security Deposit Letter of Credit for immediate payment thereafter. Any amendments to the Security Deposit Letter of Credit in question must be signed by Landlord (or Lender, if Lender is the beneficiary), Tenant, and the financial institution issuing such Letter of Credit. Provided that

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     no Event of Default has occurred prior to the expiration of the thirtieth
     (30th) month after the Commencement Date, Tenant may, commencing in the thirty-first (31st) month of the Lease, elect to reduce the amount of the Security Deposit Letter of Credit to an amount equal to Five Hundred Thousand and No/100 Dollars ($500,000.00) by sending notice of such election to Landlord (or Lender) in writing. In such event, Landlord (or Lender) agrees to execute an amendment to the Security Deposit Letter of Credit with Tenant and the financial institution issuing such letter of credit to reflect such reduction. Provided that no Event of Default has occurred prior to the expiration of the sixtieth (60th) month after the Commencement Date, Tenant's obligation to renew the Security Deposit Letter of Credit shall terminate in the sixty-first (61st) month of the Lease and Landlord (or Lender) shall return the Security Deposit Letter of Credit to Tenant. In any event, Tenant shall be obligated to renew the Security Deposit Letter of Credit from time to time so that the Security Deposit Letter of Credit or any extensions or replacements thereof do not expire prior to the expiration of the sixty-first (61st) month after the Commencement Date. Landlord (or Lender) may deliver the Security Deposit Letter of Credit to any purchaser of or successor to Landlord's (or Lender's) interest in this Lease or the Leased Premises, and thereupon Landlord (or Lender) shall be discharged from all obligation or liability with respect to such deposit.

     5.   Net Lease; No Landlord Services; Non-Terminability.

          (a) This is a net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense. It is intended that the Basic Rent provided for in this Lease shall be absolutely net to Landlord throughout the Term, and accordingly, Tenant covenants and agrees to pay, as they become due and payable and before they become delinquent, all operating and capital expenses in connection with the operation, maintenance, repair, Restoration, use or occupation of the Leased Premises including, without limitation, the costs, charges and assessments related to Impositions, utilities and insurance. Tenant acknowledges and agrees that Landlord shall not be required to provide any services to Tenant or the Leased Premises.

          (b) Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, oil, electricity, telephone and other utilities or services used or consumed on the Leased Premises during the Term, whether designated as a charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Leased Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Leased Premises.

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          (c)  This Lease shall not terminate (except as otherwise expressly provided in Paragraphs 14 and 20(b) of this Lease), and Tenant shall not have any right to terminate this Lease (except as expressly provided in Paragraph 14), during the Term. Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation (except as otherwise expressly provided in Paragraph 14), (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (v) any latent or other defect in, or any theft or loss of any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (vii) any violation of Paragraph 7 (c) by Landlord. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to Paragraphs 14 or 20(b) of this Lease.

          (d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.

     6.   Title and Condition.

          (a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

          (b) LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS" AND "WITH ALL FAULTS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY

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     WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE
     LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS HABITABILITY, ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS, AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. TENANT SHALL NOT HAVE THE RIGHT TO TERMINATE THIS LEASE DUE TO ANY CONDITION OF OR ANY LATENT OR OTHER DEFECT IN ANY OF THE LEASED PREMISES. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 6(b) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

          (c) Landlord hereby assigns, without recourse or warranty whatsoever and without representation or warranty of any kind or nature, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the "guaranties"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d). Upon the termination of this Lease, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request.

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     7.  Use of Leased Premises; Quiet Enjoyment.

          (a) Tenant may use the Leased Premises for general office, electrical/mechanical engineering, and research and development purposes or for any other lawful purpose so long as such other lawful purpose would not
     (i) have a material adverse effect on the value of the Leased Premises based upon its primary use as an office building, (ii) materially increase (when compared to use as an office building) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Paragraph 27 of this Lease, or (iii) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which would constitute a public or private nuisance or waste or which would violate any of the provisions of any Permitted Encumbrance, any Legal Requirements, any Insurance Requirements or any covenants or restrictions applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any such covenants or restrictions, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

          (b) Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 13 hereof.

          (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant, provided that Landlord and Lender may enter upon and examine any of the Leased Premises at reasonable times after reasonable notice and during business hours and exercise any rights and privileges granted to Landlord under the provisions of this Lease.

     8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

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          (a)  (i) Subject to the provisions of Paragraph 19 hereof relating to contests, Tenant shall, before delinquent or interest or penalties are due thereon, pay and discharge (all of the following being herein collectively called the "Impositions"): all taxes of every kind and nature (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) on or with respect to the Leased Premises (including, without limitation, any Impositions assessed against any real property other than the Leased Premises which is included within the tax parcel which includes the Leased Premises); all charges and/or taxes imposed by any governmental body for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, including, without limitation, all assessments under those certain Redwood Business Park 3, Special Assessment District No. 23 Bonds, Series No. 1995-A (Limited Obligation), levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

               (ii) Nothing herein shall obligate Tenant to pay, and the term "Impositions" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within ten (10) days after payment thereof.

          (b) Subject to the provisions of Paragraph 19 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

     9. Installation of Improvements; ADA Compliance. Tenant is hereby obligated to install or cause to be installed in the Leased Premises, at its sole cost and expense, all improvements specified in the Leasehold Improvements Agreement attached hereto as Exhibit D and made a part hereof pursuant to the terms and conditions thereof; and without limiting the generality of the foregoing sentence, Tenant will assure that the plans and specifications for its improvements, as well as its business operations within the Leased Premises, comply with the Americans With Disabilities Act of 1990, as amended, and all related state and local laws. Landlord shall have no obligation to pay or reimburse Tenant for any tenant improvements within the Leased Premises. Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the Tenant Improvement Letter of Credit pursuant to the terms and conditions of the Leasehold Improvements Agreement.

     10.  Liens and Title.

          (a) Subject to the provisions of Paragraph 19 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Deed of Trust, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

          (b) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

     11.  Indemnification.

          (a) Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys' fees), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Leased Premises or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of the Leased Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not Landlord or Lender has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim; except to the extent that any such liability, loss, damage, penalty, cost, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of Landlord or the intentional wrongful act of Landlord. In case any action or proceeding is brought against Landlord or Lender by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from Landlord or Lender to resist or defend Landlord and Lender in such action, with the expenses of such defense paid by Tenant, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

          (b) The obligations of Tenant under this Paragraph 11 shall survive any termination of this Lease.

     12.  Maintenance and Repair.

          (a) Tenant shall at all times, at Tenant's sole cost and expense, put, keep and maintain the Leased Premises (including, without limitation, the parking areas, roof, footings, foundations, interior and exterior walls and structural components of the Leased Premises) and the Equipment in a first class condition and order of repair, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 12(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Without limiting the generality of the foregoing sentence, Tenant expressly waives the benefits of any statute, including without limitation, California Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Leased Premises in good order, condition or repair (Landlord having no obligation under this Lease to do so). Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds for Restoration pursuant to Paragraph 15(g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.

          (b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 13.

          (c) If Tenant shall be in default under any of the provisions of this Paragraph 12, Landlord may (but without any obligation to do so) after thirty (30) days written notice given to Tenant and failure of Tenant to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency, Landlord shall make reasonable efforts to notify Tenant of the situation by phone or other available communication before taking any action to cure such default. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

          (d) Tenant shall from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have become worn out or unusable for the purpose for which it is intended, or been lost, stolen, damaged or destroyed as provided in Paragraph 15. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.

     13.  Alterations.

          (a) Tenant shall not make any Alterations which would impair the structural integrity of the Leased Premises. Subject to the restrictions and limitations of the preceding sentence of this Paragraph 13(a), Tenant may make any non-structural interior Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of Paragraph 13(b) hereof.

          (b) In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements;
     (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 19 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) all Alterations shall be made in the case of any Alteration the estimated cost of which in any one instance exceeds One Million and No/100 Dollars ($1,000,000.00) under the supervision of an architect or engineer and, in accordance with plans and specifications which shall be submitted to Landlord for approval prior to the commencement of the Alterations. Such approval not to be unreasonably withheld and any disapproval must be in writing and state all reasons for any such disapproval.

          (c) Tenant hereby grants, conveys and transfers to Landlord all of Tenant's right, title and interest in and to the Improvements (whether now existing or hereafter constructed), and Tenant agrees that any and all Improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land shall be and remain the property of Landlord, subject to Tenant's rights under this Lease. Tenant agrees to execute, acknowledge, deliver and file all documents necessary or appropriate to effect the purposes of this Paragraph 13(c).

     14. Condemnation. If all of the Leased Premises, or at least ten percent (10%) of the Improvements constructed on the Land, the loss of which would materially and adversely interfere with Tenant's use of the remainder, shall be taken or condemned for any public use or purpose by right of eminent domain, with or without litigation, or be transferred by agreement in connection with or in lieu of or under threat of condemnation, then the Term of this Lease and the leasehold estate created hereby shall terminate as of the date title shall vest in the condemnor or transferee. Landlord shall receive the entire award from any taking or condemnation (or the entire compensation paid because of any transfer by agreement), and Tenant shall have no claim thereto. Notwithstanding the foregoing, Tenant does not waive or release any claims for an award to compensate Tenant for moving expenses, inconvenience or business interruption related to a condemnation of the Leased Premises, but any such claim shall be asserted, if at all, in a proceeding independent of Landlord's primary condemnation suit.

     15.  Insurance.

          (a) Tenant shall maintain, at its sole cost and expense, the following insurance on the Leased Premises:

               (i) Insurance against loss or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy including, without limitation, earthquake insurance, and insurance against loss or damage to the Improvements and Equipment from flooding, in the maximum amount provided for by FEMA under its Flood Loss Insurance Program. Such insurance shall be in amounts not less than the actual replacement cost of the Improvements and Equipment as determined from time to time at Landlord's request but not more frequently than once in any 12-month period, by agreement of Landlord and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain reasonable exclusions and deductible amounts.

               (ii) Contractual and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "Occurrence Basis," and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) Five Million and No/100 Dollars ($5,000,000.00) (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) or
          (y) the aggregate amount of such insurance carried by Tenant, for bodily injury, death and property damage in any one occurrence.

               (iii) Worker's compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

               (iv) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment.

               (v) Whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind ("Work"), Tenant shall obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) and Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord.

               (vi) Such additional and/or other insurance with respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.

          (b) Except as otherwise provided in Paragraph 15(b), the insurance required by Paragraph 15(a) shall be written by companies having a claims paying ability rating by Standard & Poors of not less than A-, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 15(a)(iii) hereof) name Landlord, Tenant and any Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

          (c)  Each insurance policy referred to in clauses (i), (iv), (v) and
     (vi) of Paragraph 15(a), shall contain standard non-contributory mortgagee clauses in favor of any Lender which holds a Deed of Trust on the Leased Premises. Each policy shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord and any Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy.

          (d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 15, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least ten (10) days prior to the Insurance Expiration Date (as hereinafter defined) of each policy. Each such policy shall provide that it shall not expire until the Landlord and Lender shall receive a notice from the insurer to the effect that a policy will expire on a date (the "Insurance Expiration Date") which shall be thirty (30) days following the date of the receipt by Landlord and Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 15 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

          (e) Anything in this Paragraph 15 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 15(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 15. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 15.

          (f) In the event of any casualty loss exceeding One Hundred Thousand and No/100 Dollars ($100,000.00), Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be One Hundred Thousand and No/100 Dollars ($100,000.00) or less, all proceeds of any insurance required under clauses
     (i), (iv), (v) and (vi) of Paragraph 15(a) shall be payable to Tenant, provided that Tenant at such time shall have a tangible net worth of not less than Two Hundred Million and No/100 Dollars

     ($200,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the "Trustee"). If the Leased Premises shall be covered by a Deed of Trust, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. In the event of any casualty (whether or not insured against) by any cause whatsoever resulting in damage to or destruction of the Leased Premises or any part thereof, Tenant shall not have the right to terminate this Lease, this Lease shall not terminate, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Leased Premises, such sections providing that a lease terminates upon the destruction of the Leased Premises unless otherwise agreed between the parties to the contrary. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 12(a) and 13, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 16. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair, rebuild or replace the Improvements and Equipment in accordance with the provisions of Paragraph 12(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 16 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 15(a) (i),
     (iv), (v) or (vi), Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect (the "Tenant Insurance Payment").

          (g) Tenant hereby waives and releases Landlord of and from any and all rights of recovery, claim, action or cause of action against Landlord, its agents, officers, directors, partners and employees, for any loss or damage that may occur to the Leased Premises or any personal property, including building contents, within the Leased Premises, by reason of fire or the elements of nature or other events to the extent covered by insurance coverage required to be carried by Tenant under this Lease. Tenant shall immediately give written notice of the terms of the waivers contained herein to its insurance company which has issued policies of insurance covering such property damage, and shall have the insurance policies properly endorsed to reflect the insurance company's acknowledgment of such waiver and the absence of any subrogation rights.

     16. Restoration. Net Proceeds and Tenant Insurance Payment (the aggregate of which being herein defined as the "Restoration Fund") shall be disbursed by the Trustee in accordance with the following conditions:

          (a) If the cost of Restoration will exceed Five Hundred Thousand and No/100 Dollars ($500,000.00), prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty.

          (b) At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

          (c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

          (d) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

          (e) The Trustee may retain twenty percent (20%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter ten percent (10%) until the Restoration is substantially complete.

          (f) The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.

          (g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

          (h) Prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Landlord.

     17.  Subordination to Financing.

          (a) (i) Subject to the provisions of Paragraph 17 (a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Deed of Trust, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

               (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Deed of Trust, and in the event of a foreclosure or other enforcement of any Deed of Trust, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing.

          (b) Notwithstanding the provisions of Paragraph 17(a), the holder of any Deed of Trust to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Deed of Trust, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

          (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 17(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 17(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Deed of Trust, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

          (d) Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 17(a) and 17(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

          (e) Each of Tenant and Landlord agrees that, if requested by the other, each shall, without charge, enter into a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit E and made a part hereof for all purposes.

     18.  Assignment, Subleasing.

          (a) The Leased Premises shall not be sublet in whole or in part without the prior written consent of Landlord, which shall not be unreasonably withheld. Subject to the terms and conditions of this Paragraph 18, Landlord hereby approves a sublease of all or a portion of the Leased Premises by Tenant to Advanced Fibre Communications North America, Inc., a Delaware corporation. Except as expressly permitted below, Tenant shall not assign its interest in this Lease without the prior written consent of Landlord. The assignment of this Lease by Tenant named herein to any purchaser of all or substantially all of the assets of Tenant shall not require the prior written consent of Landlord. Assignment of this Lease by Tenant to a parent, subsidiary or affiliate of Tenant shall not require the consent of Landlord. An "affiliate" of Tenant shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant. The word "control" (including "controlled by," "under common control with" and "controlling") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract.

          (b) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting, Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of all subleases, Tenant shall, immediately upon request of Landlord after the occurrence of an Event of Default, deliver to Landlord and Lender a duplicate original or certified copy of all such subleases.

          (c) Tenant agrees with Landlord that, if the rent or other consideration due by a subtenant exceeds the Basic Rent for the Leased Premises, then Tenant shall pay Landlord as Additional Rent hereunder fifty percent (50%) of the amount of all such excess rent and other consideration immediately upon Tenant's receipt thereof.

     19.  Permitted Contests.

          (a) After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement,
     (iii) discharge or remove any lien referred to in Paragraphs 10 or 13, or
     (iv) take any action with respect to any violation referred to in Paragraph 12(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.

          (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest the Leased Premises.

          (c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall indemnify and hold Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

     20.  Default Provisions; Remedies.

          (a) The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent on the due date thereof and the continuation of such failure for a period of three (3) business days after Landlord has notified Tenant in writing of such failure or refusal; provided, however, that in no event shall Landlord be obligated to furnish more than two (2) notices of such failure in any calendar year; or if Landlord is not then required to notify Tenant of such failure, then the failure by Tenant to make any payment of Basic Rent on the due date thereof, or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of five (5) business days after written notice thereof is given to Tenant by Landlord; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (but in any event not to exceed a total of ninety (90) days) provided that Tenant has commenced to cure such default within said period of thirty (30) days, and is actively, diligently and in good faith proceeding with continuity to remedy such default and provided that any delay in curing such default shall not result in a material adverse effect on the value of the Leased Premises; (iii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (iv) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant, a receiver or trustee for Tenant or for the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any state, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;
     (v) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after such levy or attachment; or (vii) failure by Tenant to carry or maintain in full force and effect any insurance required hereunder, and such failure shall continue for a period of five (5) business days after written notice thereof is given to Tenant by Landlord.

          (b) If an Event of Default shall have occurred, Landlord shall have the rights and remedies set forth in this Paragraph 20 and all other rights and remedies set forth in this

     Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

          (c) With respect to an Event of Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to this Paragraph 20(c) shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law. Upon the expiration of the period stated in Landlord's written notice of termination, Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to reenter the Leased Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Leased Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Leased Premises and remove their property (including their trade fixtures, personal property and those tenant improvements that are alterations which Tenant is required or permitted to remove under this Lease), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Paragraph, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, Landlord from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

               (i) the worth at the time of award of the unpaid Basic Rent which had been earned at the time of termination;

               (ii) the worth at the time of award of the amount by which the unpaid Basic Rent which would have been earned after termination until the time of award exceeds the amount of such Basic Rent loss that Tenant proves could reasonably have been avoided;

               (iii) the worth at the time of award of the amount by which the unpaid Basic Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Basic Rent loss that Tenant proves could be reasonably avoided; and

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord's unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word "rent" as used in this Paragraph 20(c) shall have the same meaning as the defined term Basic Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (i) and (ii) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause
          (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Basic Rent under clause (iii) above, the monthly Basic Rent reserved in this Lease shall be deemed to be the sum of the monthly Basic Rent, and the amounts last payable by Tenant as Additional Rent for the calendar year in which Landlord terminated this Lease.

          (d) Even if an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Paragraph 20(c) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Basic Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Event of Default and abandonment and recover Basic Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as an Event of Default exists, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Leased Premises, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Paragraph 18 shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Paragraph 20(c) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Leased Premises, including acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

          (e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed or in the event of Landlord obtaining possession of the Leased Premises.

          (f) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Paragraph 20 or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Leased Premises, whether or not Tenant has vacated same at the time of service.

          (g) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights under this Lease to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver, unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

     21.  Additional Rights of Landlord and Tenant.

          (a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

          (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

          (c) Each of Tenant and Landlord (herein called "Paying Party") agrees to pay to the other party (herein called "Demanding Party") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 21(c) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subparagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the Loan.

     22. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "Notices") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) business days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) business day after having been sent by Federal Express or other nationally recognized air courier service.

     To the Addresses stated below:

          If to Landlord:

          c/o NLP-Net Lease Properties
          15601 Dallas Parkway, Suite 525
          Dallas, Texas 75001
          Attention:  G. Alan Hargrove
          Telephone No.:  972/361-5452
          Facsimile No.:  972/361-5905

          With a copy to:

          Liechty & McGinnis, P.C.
          10440 North Central Expressway, Suite 1100
          Dallas, Texas 75231
          Attention:  Kevin P. McGinnis, Esq.
          Telephone No.:  214/265-0008
          Facsimile No.:  214/265-0615

          If to Tenant:

          Advanced Fibre Communications, Inc.
          #1 Willow Brook Court
          Petaluma, California 94954
          Attention:  Jude Radeski -- AP Manager
          Telephone No.:  707/794-7556
          Facsimile No.:  707/794-7511

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Deed of Trust and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 22, any party may substitute its address by giving fifteen (15) days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

     23. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof,
(v) with respect to a certificate signed on behalf of Tenant, (A) that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and
(B) that the Tenant has no claims of offset, abatement or deduction of Basic Rent, Additional Rent or other amounts payable hereunder, and (vii) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

     24.  Surrender and Holding Over.

          (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty
     (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

          (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Initial Term of this Lease or any Renewal Terms, with the consent of Landlord, shall operate and be construed as a tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and otherwise upon the same terms and conditions as contained in this Lease except that Tenant shall have no right to renew or extend the Term of this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 20(b).

     25. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     26.  Definition of Landlord.

          (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally.

          (b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Deed of Trust in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

     27.  Hazardous Substances.

          (a) Tenant agrees that it will not on, about, or under the Leased Premises, make, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. Section 9601 et seq. (the "Act"); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable laws and regulations. Tenant covenants that it will at all times comply with the Act and any other federal, state or local laws, rules or regulations governing "Hazardous Materials". "Hazardous Materials" as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. Section 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. Section 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR l72.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other hazardous substance regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

          (b) To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant's use or occupancy (including, without limitation, use for purposes of the construction of leasehold improvements) of the Leased Premises from and after the date of this Lease and continuing through the end of the Term. Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, beneficial owners, partners, members, and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Premises, and/or (ii) the "release" or "threatened release" of or failure to remove, as required by this Paragraph 27, "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) from the Leased Premises or any portion or portions thereof, now of hereafter existing during the Initial Term and any Renewal Term whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Initial Term or any Renewal Term. This indemnification shall survive the expiration or earlier termination of this Lease.

          (c) The Tenant agrees that it will not install any underground storage tank at the Leased Premises. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local laws, rules or regulations governing Hazardous Materials.

     28. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency):
(a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 12(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

     29. Statements. Tenant shall submit to Landlord and Lender, or its designee, (a) any financial statements of Tenant which are provided by Tenant to its lenders at the times such statements are provided by Tenant to its lenders, and (b) the annual audited financial report and quarterly audited or unaudited financial reports within one hundred twenty (120) days following the close of each fiscal year (in the case of annual reports) or forty-five (45) days following the close of each fiscal quarter (in the case of quarterly reports) of Tenant. The obligations of Tenant named herein shall continue whether or not this Lease shall have been assigned.

     30. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

     31. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

     32. Compliance with CC&Rs. Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises and pay all assessments and other expenses which the owner of the Leased Premises may be required to pay in accordance with any reciprocal easement agreement, any covenants, conditions and restrictions, or any other agreement or document of record now affecting the Leased Premises, including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions of Redwood Business Park 2, recorded on August 13, 1990, as Instrument No. 90-0080837 in the Official Records of Sonoma County, California, as amended from time to time, and that certain Declaration of Covenants, Conditions and Restrictions of Willow Brook Center North recorded on August 13, 1999, as Instrument No. 1999 0103520 in the Official Records of Sonoma County, California (as amended from time to time, the "Willow Brook North CC&Rs") (herein referred to collectively as the "CC&Rs") and that Tenant shall comply with all of the terms and conditions of the CC&Rs during the Term of this Lease. Without limiting the foregoing, Tenant shall pay on or before the due date thereof any and all assessments required to be paid under the CC&Rs by the owner of the Leased Premises including, without limitation, all regular assessments, regional assessments and enforcement assessments as such terms are used in the Willow Brook North CC&Rs. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any CC&Rs or comply with the terms and conditions of any CC&Rs as hereinabove provided during the Term.

     33.  Miscellaneous.

          (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

          (b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance; title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

          (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

          (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

          (e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

          (f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

          (g) This Lease shall be governed by and construed according to the Laws of the State in which the Leased Premises is located.

          (h) Nothing contained herein shall be deemed to limit Landlord's right to sell, assign or otherwise transfer the Leased Premises and this Lease.

          (i) All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

          (j) Whenever in this Lease the consent of the Landlord is required, such consent shall not be unreasonably withheld or delayed.

          (k)  Time is of the essence with respect to this Lease.

     34. Special Provision. Tenant acknowledges that pursuant to the terms and conditions of that certain Agreement of Purchase and Sale dated effective July 23, 1999, executed by and between G&W/Copley Redwood Business Park, L.P., a California limited partnership ("Seller"), and Landlord (as amended from time to time, the "Purchase Agreement"), at Landlord's option, Seller is obligated to prepare and file with the City of Petaluma, California, an application for lot line adjustment to reconfigure the boundaries of the Land so that the Land shall include a portion of the common area parcel described in the Willow Brook North CC&Rs and if granted, to cause the Willow Brook North Association, a California non-profit member benefit corporation (the "Association") to convey a portion of such common area parcel to Landlord. Provided that such lot line adjustment is consummated, Tenant acknowledges that the Willow Brook North CC&Rs shall be terminated and be released of record and that the Association, after conveying such portion of the common area parcel to Landlord, shall be dissolved and Landlord and Seller shall grant to each other reciprocal easements over and under each of their respective reconfigured lots for, among other others, ingress, egress, parking, utilities and the use of the recreation area located on the common area parcel (the "Substitute REA"). Tenant hereby agrees to cooperate with Seller and Landlord in processing such application for lot line adjustment with the City of Petaluma, California, including without limitation, the provision of any necessary consents, approvals, or subordinations by Tenant. In the event the lot line adjustment is consummated and a portion of the common area parcel is conveyed to Landlord, Tenant consents to the termination of the Willow Brook North CC&Rs and the replacement of such CC&Rs with the Substitute REA and agrees that the Substitute REA shall be included within the definition of CC&Rs pursuant to Paragraph 32 hereof for all purposes of this Lease and Tenant shall be obligated to and shall perform all obligations and pay all assessments and other expenses which the owner of the Leased Premises is required to perform and/or pay thereunder. Additionally, Tenant agrees that from and after the date the lot line adjustment is consummated, the Land shall include the portion of the common area parcel conveyed to Landlord for all purposes of this Lease and the Premises shall include the right to use all easements (including the recreational area) granted for the benefit the owner of the Land. Tenant agrees that it shall not be necessary to amend this Lease in writing for the following provisions to be effective but Tenant shall, upon request of Landlord, enter into an amendment of this Lease to evidence such amendments.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed effective as of the day and year first above written.

                                        LANDLORD:

                                        99 AF PETALUMA, L.L.C.,
                                        a Delaware limited liability company

                                        By: NLP Finance, L.P.,
                                            a Delaware limited partnership,
                                            its sole member

                                            By: Wolverine Net Lease GP Company,
                                                a Texas corporation,
                                                its administrator

                                                By: /s/ A. Bryant Bryan
                                                    ----------------------------
                                                    A. Brant Bryan,
                                                    Vice President

                                        TENANT:

                                        ADVANCED FIBRE COMMUNICATIONS, INC.,
                                        a Delaware corporation


                                        By: /s/ John Schofield
                                            ------------------------------------
                                            Name: John Schofield
                                                  ------------------------------
                                            Title: CEO, President
                                                   -----------------------------

                                   EXHIBIT A-1

                                LEGAL DESCRIPTION


     Parcel One as shown and designated on that certain Parcel Map No. 321 of Redwood Business Park, filed for record August 31, 1999, in Book 596 of Maps, at Pages 15 and 16, Official Records of Sonoma County.

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION


     A non-exclusive right to use the easements for right of access, parking and incidental purposes over Parcel Four of Parcel Map 321 of Redwood Business Park, upon the terms, conditions and provisions as contained in that certain Declaration of Covenants, Conditions and Restrictions of Willow Brook Center North recorded August 13, 1999, as Instrument No. 1999 0103520, Official Records of Sonoma County.

                                    EXHIBIT B

                                 RENEWAL OPTIONS


     Provided that Tenant, both at the time of giving the applicable renewal notice set forth herein and at the time of the commencement of the Renewal Term (as hereinafter defined) in question, is not in default under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an Event of Default pursuant to this Lease, Tenant (but not any assignee or subtenant of Tenant) shall have, and is hereby given, four (4) options (each, a "Renewal Option") to renew and to extend the term of this Lease, each Renewal Option to follow consecutively upon the expiration of the Initial Term of this Lease (or the immediately preceding Renewal Term [hereinafter defined], if applicable). Each Renewal Option shall be for a term of five (5) years (a "Renewal Term") and shall be exercised, if at all, by Tenant giving written notice thereof to Landlord at least nine (9) months prior to (but not more than twelve (12) months prior to) the expiration date of the Initial Term or the then current Renewal Term, as the case may be. The renewal and extension of this Lease for any Renewal Term shall be under the same terms, conditions and covenants contained in the Lease, except that (a) the Basic Rent for each of the years of the applicable Renewal Term shall be equal to the following respective amounts at the time of the commencement of the Renewal Term in question:

Renewal Term          Year  Annual Basic Rent          Monthly Basic Rent
------------          ----  -----------------          ------------------
First Renewal Term    16       $ 2,817,082                  $ 234,757
                      17         2,877,649                    239,804
                      18         2,939,519                    244,960
                      19         3,002,718                    250,227
                      20         3,067,277                    255,606

Second Renewal Term   21       $ 3,133,223                  $ 261,102
                      22         3,200,587                    266,716
                      23         3,269,400                    272,450
                      24         3,339,692                    278,308
                      25         3,411,496                    284,291

Third Renewal Term    26    Greater of (x) Prevailing Market Rent (hereinafter defined)
                            or (y) $3,411,496
                      27    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent
                      28    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent
                      29    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent
                      30    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent

Fourth Renewal Term   31    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent
                      32    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent

                      33    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent
                      34    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent
                      35    An amount equal to 102.15% of immediately preceding year's Annual Basic Rent


(b) Tenant shall have no option to renew this Lease beyond the expiration of the fourth Renewal Term (provided that Tenant exercised its option with respect to the first, second and third Renewal Terms and has otherwise satisfied the requirements of this Exhibit); and (c) all leasehold improvements within the Leased Premises shall be provided in their then existing condition (on an "as-is" basis) at the time the Renewal Term in question commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Options herein granted within the time limits set forth for such exercise shall constitute a waiver and termination of such Renewal Option and any and all subsequent Renewal Options.

     As used herein, the term "Prevailing Market Rent" means the prevailing market rental rate (stated in the form of a dollar amount per rentable square foot) which would be charged under a comparable lease to a tenant comparable in size and credit standing to Tenant for all of the Leased Premises for a term of similar duration. The determination of such Prevailing Market Rent shall, for all applications in this Lease, be made using the following procedure:

     1. Whenever, pursuant to the terms of this Lease, a determination must be made of Prevailing Market Rent, Landlord shall provide to Tenant in writing Landlord's reasonable determination of such Prevailing Market Rent within fifteen (15) days after receipt of Tenant's written exercise of the Renewal Option in question. If Tenant accepts such determination by Landlord in writing, or if Tenant shall not have notified Landlord of its objection to such determination in writing, both within fifteen (15) days following Tenant's receipt of such determination, then such determination by Landlord of the Prevailing Market Rent for that applicable portion of the Lease shall irrevocably become the Prevailing Market Rent.

     2. If Tenant notifies Landlord, within fifteen (15) days following its receipt of Landlord's determination of Prevailing Market Rent, that it objects to such determination as not accurately reflecting such Prevailing Market Rent ("Tenant's Notice of Objection"), then Landlord's determination of Prevailing Market Rent referred to in paragraph 1 above shall thereafter not be effective, and instead the following procedure shall be implemented to determine Prevailing Market Rent:

          (a) Within fifteen (15) days following Landlord's receipt of Tenant's Notice of Objection, Landlord shall select and notify Tenant of its selection of, an independent senior real estate broker from a recognized commercial real estate brokerage firm knowledgeable in the commercial real estate market of the San Francisco, California Metroplex (the "Landlord's Market Broker"). Within fifteen (15) days following Landlord's selection of Landlord's Market Broker, Landlord shall cause such broker to analyze the then-existing market conditions, prepare and deliver to Landlord and Tenant such broker's determination of the Prevailing Market Rent for the Leased Premises. If Tenant accepts in writing such determination of Prevailing Market Rent presented by Landlord's Market Broker, or if Tenant shall not have notified Landlord of its objection to such determination, in writing, both within fifteen (15) days following Tenant's receipt of such determination by Landlord's Market Broker, then such determination by Landlord's Market Broker of the Prevailing Market Rent shall irrevocably become the Prevailing Market Rent.

          (b) If Tenant notifies Landlord, within fifteen (15) days following its receipt of Landlord's Market Broker's determination of the Prevailing Market Rent, that it objects to such determination as not accurately reflecting such Prevailing Market Rent ("Tenant's Notice of Objection to Landlord's Market Broker's Determination"), then the following procedure shall be implemented to determine Prevailing Market Rent:

               (i) Within fifteen (15) days following Tenant's giving or delivering to Landlord the Tenant's Notice of Objection to Landlord's Market Broker's Determination, Tenant shall select, and notify Landlord of its selection of, an independent senior real estate broker from a recognized commercial real estate brokerage firm knowledgeable in the commercial real estate market of the San Francisco, California Metroplex (the "Tenant's Market Broker"). Within fifteen (15) days following Tenant's selection of Tenant's Market Broker, Tenant shall cause such broker to analyze the then-existing market conditions, and prepare and deliver to Landlord and Tenant such broker's determination of the Prevailing Market Rent for the Leased Premises. If Landlord accepts in writing such determination of Prevailing Market Rent presented by Tenant's Market Broker, or if Landlord shall not have notified Tenant of its objection to such determination, in writing, both within fifteen (15) days following Landlord's receipt of such determination by Tenant's Market Broker, then such determination by Tenant's Market Broker of the Prevailing Market Rent shall irrevocably become the Prevailing Market Rent.

               (ii) If Landlord notifies Tenant, within fifteen (15) days following its receipt of Tenant's Market Broker's determination of the Prevailing Market Rent, that it objects to such determination as not accurately reflecting such Prevailing Market Rent ("Landlord's Notice of Objection to Tenant's Market Broker's Determination"), then Landlord shall, within five (5) days thereafter, direct both Landlord's Market Broker and Tenant's Market Broker to select within ten (10) days thereafter, and notify Landlord and Tenant of their selection of, a third independent senior real estate broker from a recognized commercial real estate brokerage firm knowledgeable in the commercial real estate market of the San Francisco, California Metroplex (the "Third Market Broker"). Within fifteen (15) days following such selection of the Third Market Broker, such broker shall analyze the then-existing market conditions, prepare and deliver to Landlord, Tenant, Landlord's Market Broker, and Tenant's Market Broker such Third Market Broker's determination of the Prevailing Market Rent for the Leased Premises. If the Third Market Broker's determination of Prevailing Market Rent is a number between (x) the rental rate determined by Landlord's Market Broker, augmented five percent (5%) both higher and lower from such rental rate, and (y) the rental rate determined by Tenant's Market Broker, augmented five percent (5%) both higher and lower from such rental rate, then such Third Market Broker's determination of Prevailing Market Rent shall be irrevocably binding upon both Landlord and Tenant. However, if the Third Market Broker's determination of Prevailing Market Rent is a number not between (x) and (y) from the previous sentence, then the final, irrevocable determination of Prevailing Market Rent which shall be binding upon both Landlord and Tenant, will be calculated by adding together the two closest appraisals of the three determinations from the three brokers, and dividing such sum by two. Both Landlord and Tenant acknowledge that the determination of Prevailing Market Rent which is derived from such procedure shall be irrevocably binding upon both Landlord and Tenant.

          (c) Notwithstanding any provisions elsewhere in this Lease allocating the payment of expenses, Landlord agrees to pay the expenses associated with the services of Landlord's Market Broker, Tenant agrees to pay the expenses associated with the services of Tenant's Market Broker, and both Landlord and Tenant agree to jointly and equally pay the expenses associated with the services of the Third Market Broker. As used herein, a "senior real estate broker" shall be deemed to be a real estate broker with at least ten (10) years of commercial real estate experience with one or more recognized commercial real estate brokerage firms.

     Upon exercise of a Renewal Option by Tenant and subject to the conditions set forth hereinabove, this Lease shall be extended for the period of such applicable Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of this Lease during the Initial Term shall terminate all renewal rights hereunder and any termination of the Lease during the first Renewal Term shall terminate all rights to the second, third and fourth Renewal Options, any termination of this Lease during the second Renewal Term shall terminate all rights to the third and fourth Renewal Term and any termination of this Lease during the third Renewal Term shall terminate all rights to the fourth Renewal Term. The renewal rights of Tenant hereunder shall not be severable from this Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment or sublease of this Lease. Landlord's consent to any assignment or sublease of this Lease shall not be construed as allowing an assignment of such rights to any assignee or subtenant.

                                    EXHIBIT C

                             INITIAL TERM BASIC RENT

          YEAR         ANNUAL BASIC RENT           MONTHLY BASIC RENT
          ----         -----------------           ------------------
            1                 $2,047,500                     $170,625

            2                 $2,091,521                     $174,293

            3                 $2,136,489                     $178,041

            4                 $2,182,423                     $181,869

            5                 $2,229,346                     $185,779

            6                 $2,277,277                     $189,773

            7                 $2,326,238                     $193,853

            8                 $2,376,252                     $198,021

            9                 $2,427,341                     $202,278

           10                 $2,479,529                     $206,627

           11                 $2,532,839                     $211,070

           12                 $2,587,295                     $215,608

           13                 $2,642,922                     $220,244

           14                 $2,699,745                     $224,979

           15                 $2,757,789                     $229,816

                                    EXHIBIT D

                        LEASEHOLD IMPROVEMENTS AGREEMENT


                                    ARTICLE I

                   LEASEHOLD IMPROVEMENT OBLIGATIONS OF TENANT


     1.1 On or before the first (1st) anniversary of the Commencement Date, Tenant shall (a) substantially install or cause to be substantially installed on the second floor of the Leased Premises, at its sole cost and expense, the leasehold improvements (the "Leasehold Improvements") generally depicted on the Second Floor Reference Plan attached hereto as Schedule 1.1 in accordance with Tenant's Drawings (hereinafter defined), all which shall be consistent with Tenant's leasehold improvements on the first floor of the Leased Premises, and
(b) deliver to Landlord evidence reasonably satisfactory to Landlord that Tenant has paid at least One Million and No/100 Dollars ($1,000,000.00) in direct out-of-pocket costs to non-affiliated third parties for materials and labor incurred in installing the Leasehold Improvements (collectively, the "Leasehold Improvements Obligations"). On or before the tenth (10th) day after the end of each calendar month commencing with the first month after the month in which the Commencement Date occurs and continuing through and including the month in which the first (1st) anniversary of the Commencement Date occurs, Tenant shall deliver to Landlord a written summary of all of such out-of-pocket expenses paid by Tenant in the preceding month for labor and materials in connection with the installation of the Leasehold Improvements.

     1.2 Concurrently with its execution of this Lease, Tenant shall deposit with Landlord an irrevocable, unconditional, transferable letter of credit (the "Tenant Improvement Letter of Credit") in an amount equal to One Million and No/100 Dollars ($1,000,000.00) and in form and substance satisfactory to Landlord from a financial institution acceptable to Landlord to be issued to and naming Landlord as the beneficiary. The Tenant Improvement Letter of Credit shall be for a term of not less than thirteen (13) months after the Commencement Date. The Tenant Improvement Letter of Credit shall be held by Landlord as security for the performance by Tenant of its obligations under this Leasehold Improvements Agreement. If (a) Tenant shall fail or refuse to timely perform the Leasehold Improvement Obligations pursuant to Section 1.1 hereof, or (b) an Event of Default shall occur under this Lease and Landlord has elected to terminate Tenant's possession of the Premises pursuant to Paragraph 20 of this Lease, without limiting or impairing Landlord's other rights and remedies under this Lease, Landlord shall have the right to immediately present the Tenant Improvement Letter of Credit for payment. In the event Landlord presents the Tenant Improvement Letter of Credit for payment, Landlord shall be entitled to retain an aggregate amount of the proceeds from such letter of credit equal to the positive difference obtained by (x) subtracting the amount of out-of-pocket third party costs actually incurred and paid for by Tenant in connection with labor and materials relating to the installation of the Leasehold Improvements (as determined in Landlord's reasonable discretion based upon the aforementioned monthly summaries of expenses incurred by Tenant) through the date of the occurrence of the Event of Default in question from (y) One Million and No/100 Dollars ($1,000,000.00). The remaining balance of such proceeds shall be returned by Landlord to Tenant. For example, if at the time an

Event of Default occurs, Tenant has provided evidence to Landlord that Tenant has actually paid for Three Hundred Fifty Thousand and No/100 Dollars ($350,000) of labor and materials relating to the installation of the Leasehold Improvements, then Landlord shall be entitled to retain Six Hundred Fifty Thousand and No/100 Dollars ($650,000) and shall deliver Three Hundred Fifty Thousand and No/100 Dollars ($350,000) to Tenant. Landlord may deliver the Tenant Improvement Letter of Credit to any purchaser of or successor to Landlord's interest in this Lease or the Leased Premises, and thereupon Landlord shall be discharged from all obligation or liability with respect to such letter of credit.

     1.3 In the event Tenant fails to complete the Leasehold Improvements or fails to provide Landlord with evidence that Tenant has paid invoices of not less than One Million and No/100 Dollars ($1,000,000.00) in respect of the installation of such Tenant Improvements pursuant to the requirements of Paragraph 1.1 hereof on or before the first (1st) anniversary of the Commencement Date, an Event of Default shall be deemed to have occurred hereunder and Landlord, without limiting or impairing Landlord's other rights and remedies under this Lease, shall have the right to present the Tenant Improvement Letter of Credit for immediate payment thereafter.


                                   ARTICLE II

                              CONTRACTS AND PERMITS

     2.1 Tenant is responsible for letting all contracts relating to the construction and installation of the Leasehold Improvements, supervision and completion of the Leasehold Improvements and payment therefor, procurement of all permits and permissions related to the Leasehold Improvements, compliance with the requirements of all authorities having jurisdiction over the Leasehold Improvements, and with conditions contained herein, and payment of all fees and charges incurred in connection therewith.


                                   ARTICLE III

                                TENANT'S DRAWINGS

     3.1 On or before ninety (90) days after the Commencement Date, Tenant shall prepare and furnish to Landlord, at Tenant's cost and expense, in compliance with applicable laws, statutes, ordinances and codes, a complete set of interior finish working drawings (the "Tenant's Drawings") for the Leasehold Improvements. Tenant's Drawings will be full and complete in all respects.

     3.2 After Tenant submits Tenant's Drawings to Landlord, Landlord will have fifteen (15) days to approve or disapprove Tenant's Drawings, which approval shall not be unreasonably withheld. In the event Landlord does not approve the Tenant's Drawings, Landlord will advise Tenant of Landlord's comments to Tenant's Drawings. Failure by Landlord to approve or disapprove Tenant's Drawings within the time limits prescribed herein will constitute an approval by Landlord. In the event Landlord disapproves Tenant's Drawings, Tenant will incorporate

Landlord's comments into Tenant's Drawings within ten (10) days from receipt thereof and resubmit the same to Landlord, who will have ten (10) days to approve or disapprove the revised Tenant's Drawings. In the event Landlord does not approve the same, the procedures set forth herein will be followed until such time as Landlord has approved the revised Tenant's Drawings.

     3.3 In the event Tenant desires to modify or change Tenant's Drawings after the same have been approved in the manner provided above, Tenant will submit such modifications or changes to Landlord for review and consideration and the procedures governing approval of Tenant's Drawings will apply to any such modifications or changes.

     3.4 Any approval by Landlord of any of Tenant's Drawings will not in any way be construed or operated to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of Tenant's Drawings, or the Leasehold Improvements to which they relate, for any reason, purpose or condition, but such approval will merely be the consent of Landlord, as may be required hereunder, in connection with performance of the installation of the Leasehold Improvements in accordance with Tenant's Drawings.


                                   ARTICLE IV

                                  TENANT'S WORK

     4.1 At its own expense, Tenant will provide all design, engineering, plans, specifications, drawings, permits, fees, work, labor, skill and equipment required to complete the second floor of the Leased Premises for occupancy, and will construct the Leasehold Improvements in accordance with Tenant's Drawings, approved in the manner set forth herein.

     4.2 All approved modifications to the existing second floor shell building heating, cooling, ventilating, exhaust, control, electrical distribution, life safety and other systems may be carried out by Tenant's contractor at Tenant's expense subject to the requirements of Section 4.3 below.

     4.3 Modifications to the shell building systems set forth in Section 4.2 and special requirements of Tenant can be considered by Landlord only if applied for at the time Tenant's Drawings are submitted for approval and if they are compatible with the capacity and character of the Leased Premises. Landlord will not be required to grant its consent to allow Tenant's contractor to perform such work unless Tenant agrees to obtain from the subcontractor(s) originally responsible for the installation of such shell building systems written statements in form satisfactory to Landlord specifically affirming the continued validity of any and all warranties and guaranties in effect prior to commencement of Tenant's installation of the Leasehold Improvements from each such shell building systems subcontractor. Restrictions on mechanical and electrical connections by Tenant may be imposed as reasonably necessary by Landlord to ensure that no warranty or guarantee pertaining to the shell building is lost or jeopardized.

     4.4  No construction work will be undertaken or commenced by Tenant until:

          (a) Tenant's Drawings have been submitted to and approved by Landlord, and

          (b) all necessary building permits and required insurance coverages have been secured and certificates of insurance delivered to Landlord.

     4.5 Tenant will proceed with its work expeditiously, continuously, and efficiently, and will complete the same in a good and workmanlike manner by the first (1st) anniversary of the Commencement Date.

     4.6 Tenant will ensure that all materials, skill and workmanship in installing all Leasehold Improvements will be of uniformly high quality, not less than building standard, and in accordance with the best standards of practice and any governing codes or regulations. Tenant represents and warrants that Tenant's Drawings and the improvements contemplated thereby will be in compliance with applicable building and zoning laws, ordinances, regulations and any covenants, conditions or restrictions affecting the Leased Premises, and that the same are in accordance with good engineering and architectural practice, and that Tenant's Drawings are sufficient for issuance of a building permit for such work.

                                    EXHIBIT E


RECORD AND RETURN TO:

LATHAM & WATKINS
885 Third Avenue, Suite 1000
New York, New York 10022-4802
ATTENTION: Wylie S. Allen, Esq.


      ____________ [SPACE ABOVE LINE FOR RECORDER'S USE ONLY] ____________



                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                  ("MORTGAGEE")
                                       and
                       ADVANCED FIBRE COMMUNICATIONS, INC.
                                   ("LESSEE")




                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


                               September 22, 1999

This instrument affects real property situated, lying and being in the County of Sonoma, State of California.

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of September 22, 1999 (the "Effective Date"), between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, whose address is 600 Steamboat Road, Greenwich, Connecticut 06830 ("Mortgagee"), and ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation, whose address is # 1 Willow Brook Court, Petaluma, California 94954 ("Lessee"), with reference to the following facts:

     A. 99AF Petaluma L.L.C., a Delaware limited liability company, whose address is 15601 Dallas Parkway, Suite 525, Dallas, Texas 75001 ("Lessor"), owns the real property commonly known as 1465 N. McDowell Boulevard (such real property, including all buildings, improvements, structures and fixtures located thereon, the "Leased Premises"), are more particularly described in Schedule A attached hereto and made a part hereof.

     B. Mortgagee has made or will make an acquisition loan to Purchaser (such loan, as it may be decreased, increased, or otherwise modified, and any replacement financing in substitution therefor, in whole or in part, the "Loan").

     C. To secure the Loan, Purchaser has encumbered or will encumber the Leased Premises by entering into that certain Deed of Trust, Indenture of Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated September 15, 1999, in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") to be recorded in the Official Records of the County of Sonoma, State of California (the "Land Records").

     D. Pursuant to a Lease Agreement of even date herewith (the "Lease"), Lessor demised to Lessee the Leased Premises.

     E. Lessee and Mortgagee desire to agree upon the relative priorities of their interests in the Leased Premises and their rights and obligations if certain events occur.

     NOW, THEREFORE, for good and sufficient consideration, Lessee and Mortgagee agree:

1.   DEFINITIONS.

     The following terms shall have the following meanings for purposes of this Agreement.

     1.1 Construction-Related Obligation. A "Construction-Related Obligation" means any obligation of Lessor under the Lease to make, pay for, or reimburse Lessee for any alterations, demolition, or other improvements or work at the Leased Premises, including the Leased Premises. "Construction-Related Obligations" shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

     1.2 Foreclosure Event. A "Foreclosure Event" means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Lessor becomes owner of the Leased Premises; or (c) delivery by Lessor to Mortgagee (or its designee or nominee) of a deed or other conveyance of Lessor's interest in the Leased Premises in lieu of any of the foregoing.

     1.3 Former Lessor. A "Former Lessor" means Lessor and any other party that was Lessor under the Lease at any time before the occurrence of any attornment under this Agreement.

     1.4 Offset Right. An "Offset Right" means any right or alleged right of Lessee to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Lessor pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Lessee's payment of Rent or performance of Lessee's other obligations under the Lease, arising (whether under the Lease or under applicable law) from Lessor's breach or default under the Lease.

     1.5 Rent. The "Rent" means any fixed rent, base rent or additional rent under the Lease.

     1.6 Successor Lessor. A "Successor Lessor" means any party that becomes owner of the Leased Premises as the result of a Foreclosure Event.

     1.7 Termination Right. A "Termination Right" means any right of Lessee to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Lessor's breach or default under the Lease.

2.   SUBORDINATION.

     The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.   NON-DISTURBANCE, RECOGNITION AND ATTORNMENT.

     3.1 No Exercise of Mortgage Remedies Against Lessee. So long as the Lease has not been terminated on account of Lessee's default that has continued beyond applicable grace or cure periods (an "Event of Default"), Mortgagee shall not name or join Lessee as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage unless applicable law requires Lessee to be made a party thereto as a condition to proceeding against Lessor or prosecuting such rights and remedies. In the latter case, Mortgagee may join Lessee as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Lessee's rights under the Lease or this Agreement in such action.

     3.2 Non-disturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Lessee, then, when Successor Lessor takes title to the Leased Premises: (a) Successor Lessor shall not terminate or disturb Lessee's possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement;
(b) Successor Lessor shall be bound to Lessee under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Lessee shall recognize and attorn to Successor Lessor as Lessee's direct Lessor under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Lessor and Lessee.

     3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Lessor or Lessee to execute any further documents. Lessee and Successor Lessor shall, however, confirm the provisions of this Article in writing upon request by either of them.

4.   PROTECTION OF SUCCESSOR LESSOR.

     Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Lessor shall not be liable for or bound by any of the following matters:

     4.1 Claims Against Former Lessor. Any Offset Right that Lessee may have against any Former Lessor relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Lessor that occurred before the date of attornment. (The foregoing shall not limit either (a) Lessee's right to exercise against Successor Lessor any Offset Right otherwise available to Lessee because of events occurring after the date of attornment or (b) Successor Lessor's obligation to correct any conditions that existed as of the date of attornment and violate Successor Lessor's obligations as Lessor under the Lease). Notwithstanding the foregoing, if Lessee notifies Successor Lessor before a Foreclosure Event occurs that Former Lessor is in default under the Lease and Lessee will suffer actual damages as a result of such default, Lessee shall be entitled to an Offset Right against Rent due and payable to Successor Lessor, but only to the extent of such actual damages that have accrued after the date of such notice of default to Successor Lessor. Lessee may continue to make payments of Rent to Former Lessor until Successor Lessor gives Lessee thirty
(30) days prior written notice that Successor Lessor has become the owner of the Leased Premises or until Lessee is notified that a receiver has been appointed to, among other things, collect such Rent.

     4.2 Prepayments. Any payment of Rent that Lessee may have made to Former Lessor more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

     4.3 Payment; Security Deposit. Any obligation: (a) to pay Lessee any sum(s) that any Former Lessor owed to Lessee or (b) with respect to any security deposited with Former Lessor, unless such security was actually delivered to Mortgagee.

     4.4 Modification, Amendment, or Waiver. Any material modification or material amendment of the Lease, any waiver of any material obligations of Lessee under the Lease, any consent to assignment or subletting, or any other action that materially affects the obligations of Lessee under the Lease, made without Mortgagee's written consent.

     4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Lessor and Lessee, unless effected unilaterally by Lessee pursuant to the express terms of the Lease.

     4.6 Construction-Related Obligations. Any Construction-Related Obligation of Former Lessor.

5.   EXCULPATION OF SUCCESSOR LESSOR.

     Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Lessor's obligations and liability under the Lease shall never extend beyond Successor Lessor's (or its successors' or assigns') interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, Successor Lessor's interest in the Lease, and the proceeds from any sale or other disposition of the Leased Premises by Successor Lessor (collectively, "Successor Lessor's Interest"). Lessee shall look exclusively to Successor Lessor's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Lessor under the Lease as affected by this Agreement. If Lessee obtains any money judgment against Successor Lessor with respect to the Lease or the relationship between Successor Lessor and Lessee, then Lessee shall look solely to Successor Lessor's Interest (or that of its successors and assigns) to collect such judgment. Lessee shall not collect or attempt to collect any such judgment out of any other assets of Successor Lessor.

6.   MORTGAGEE'S RIGHT TO CURE.

     6.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Lessee shall provide Mortgagee with notice of the breach or default by Lessor giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

     6.2 Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Lessor under the Lease in which to cure the breach or default by Lessor. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Lessor, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

     6.3 Extended Cure Period. In addition, as to any breach or default by Lessor the cure of which requires possession and control of the Leased Premises, provided only that Mortgagee undertakes by written notice to Lessee within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "Extended Cure Period") as Mortgagee may reasonably require to either (a) obtain possession and control of the Leased Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.   MISCELLANEOUS.

     7.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five (5) business days after being sent by certified mail (return receipt requested).

     7.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Lessor, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Lessee of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

     7.3 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Lessee regarding the subordination of the Lease to the Mortgage and the rights and obligations of Lessee and Mortgagee as to the subject matter of this Agreement.

     7.4 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Lessor, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Lessor's entering into the Lease.

     7.5 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State where the Leased Premises are located, excluding its principles of conflict of laws.

     7.6 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

     7.7 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     7.8 Mortgagee's Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee's entry into this Agreement has been duly authorized by all necessary actions.

     IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Lessee as of the Effective Date.

                                        LESSEE:

                                        ---------------------------------------,
                                        a
                                          --------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



                                        MORTGAGEE:

                                        GREENWICH CAPITAL FINANCIAL
                                        PRODUCTS, INC., a Delaware corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                 ACKNOWLEDGMENTS


STATE OF _______________              )
                                      )
COUNTY OF ______________              )


     This instrument was acknowledged before me by _______________________, ____________________ of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation on ________________, 199__.


My Commission Expires:

---------------------------------       ----------------------------------------
                                        NOTARY PUBLIC, State of ________________

STATE OF ______________                )
                                       )
COUNTY OF _____________                )


     This instrument was acknowledged before me by __________________________, ____________________ of _______________________, a ________________________, on
________________, 199__.


My Commission Expires:

---------------------------------       ----------------------------------------
                                        NOTARY PUBLIC, State of ________________